                                                                     Exhibit 5.1

                  [Letterhead of Norfolk Southern Corporation]

                                                August 2, 2004

Norfolk Southern Corporation
Three Commercial Place
Norfolk, Virginia 23510-2191

       Re:  Norfolk Southern Corporation- Registration Statement on Form S-4
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Ladies and Gentlemen:

     I am acting as counsel for Norfolk Southern Corporation, a Virginia corporation (the "Corporation"), and in such capacity have acted as counsel to the Corporation in connection with the public offering of the Corporation's
Notes Due 2014 (the "New Notes") to be issued under the Eight Supplemental
Indenture (the "Supplemental Indenture") to the senior indenture dated as of
January 15, 1991, as supplemented by the First Supplemental Indenture, dated as of May 19, 1997, the Second Supplemental Indenture, dated as of April 26, 1999, the Third Supplemental Indenture, dated as of May 23, 2000, the Fourth
Supplemental Indenture, dated as of February 6, 2001, the Fifth Supplemental
Indenture, dated as of July 5, 2001, the Sixth Supplemental Indenture, dated as of April 30, 2002, and the Seventh Supplemental Indenture, dated as of April 30,
2002 (as amended or supplemented from time to time, the "Indenture") between
Norfolk Southern Corporation and U.S. Bank Trust National Association, formerly known as First Trust of New York National Association, as successor Trustee (the
"Trustee"). The New Notes are to be issued pursuant to an exchange offer (the
"Exchange Offer") for up to $400,000,000 aggregate principal amount of the
Corporation's issued and outstanding 7.350% Notes Due 2007 (the "Old Notes").

     This opinion is being furnished in accordance with the requirements of Item
601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the
"Act").

     In rendering the opinions set forth herein, I have examined originals or copies, certified or otherwise identified to my satisfaction, of

     (i) the Registration Statement on Form S-4 relating to the New Notes to be filed on the date hereof with the Securities and Exchange Commission (the
"Commission") under the Act (the "Registration Statement");

Norfolk Southern Corporation
August 2, 2004

     (ii) an executed copy of the Indenture;

     (iii) the form of Supplemental Indenture;

     (iii) the Articles of Incorporation of the Corporation, as currently in effect;

     (iv) the Amended Bylaws of the Corporation, as currently in effect;

     (v) certain resolutions adopted by the Board of Directors of the
Corporation relating to the Exchange Offer, the issuance of the New Notes, the
Supplemental Indenture and related matters;

     (vi) the Form T-1 of the Trustee filed as an exhibit to the Registration
Statement; and

     (vii) the form of the New Notes and a specimen certificate thereof.

     I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Corporation and such agreements, certificates of public officials, certificates of officers or other representatives of the Corporation and others, and such other documents, certificates and records as I have deemed necessary or appropriate as a basis for the opinions set forth herein.

     In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making my examination of executed documents or documents to be executed, I have assumed that the parties thereto, other than the Corporation, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which I did not independently establish or verify,
I have relied upon statements and representations of officers and other representatives of the Corporation and others.

     The opinions set forth herein are limited to Virginia corporate law which is normally applicable to transactions of the type contemplated by the Exchange
Offer, the

Norfolk Southern Corporation
August 2, 2004

Indenture, the Supplemental Indenture and the New Notes and, to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "Opined on Law"). I do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non opined on law on the opinions herein stated.
The opinions expressed herein are based on laws in effect on the date hereof, which laws are subject to change with possible retroactive effect.

     Based upon and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that:

     1. The Corporation has the power and authority to execute and deliver the
New Notes and to consummate the transactions contemplated thereby.

     2. When the New Notes (in the form examined by me) have been duly executed and authenticated in accordance with the terms of the Indenture and the
Supplemental Indenture and have been delivered upon consummation of the Exchange
Offer against receipt of the Old Notes surrendered in exchange therefor in accordance with the terms of the Exchange Offer, the New Notes will constitute valid and binding obligations of the Corporation entitled to the benefits of the
Indenture and enforceable against the Corporation in accordance with their terms, except to the extent that the enforcement thereof may be limited by (A)
bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to creditors' rights generally and (B) general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

     I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. I also consent to the reference to me under the caption "Legal Matters" in the Registration Statement. In giving this consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                             Very truly yours,

                                             /s/ James A. Squires, Esq.